Exhibit 4.1

ZAIS Financial Corp. COUNTERSIGNED AND REGISTERED: American Stock Transfer & Trust Company, LLC CHIEF FINANCIAL OFFICER AND TREASURER CUSIP TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE CHIEF EXECUTIVE OFFICER AND PRESIDENT INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND THIS CERTIFICATE IS TRANSFERABLE IN SOUTH SAINT PAUL, MN. SEE REVERSE SIDE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION. COMMON (the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properl y endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter and the Bylaws of the Corporation and any amendments thereto. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers. Dated: FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.0001 PAR VALUE PER SHARE, OF THIS CERTIFIES THAT is the owner of THIS CERTIFIES THAT is the owner of CHIEF EXECUTIVE OFFICER AND PRESIDENT (Seal) CHIEF INVESTMENT OFFICER FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF Polar Star Realty Trust Inc.

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the “Charter”), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Charter, (i) no Person may Beneficially Own or Constructively Own shares of Common Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own shares of Capital Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the total outstanding shares of Capital Stock, unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iv) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause the Corporation to fail to qualify as a REIT; and (v) any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of the Capital Stock. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice. If any of the restrictions on transfer or ownership as set forth in (i) through (iv) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the

Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) through (iv) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UTMA –		Custodian

		(Cust)		(Minor)

TEN ENT – as tenants by entireties	under Uniform Transfers to Minors

JT TEN – as joint tenants with right of survivorship			Act

and not as tenants in common				(State)

Additional abbreviations may also be used though not in above list.

For value received             hereby sell, assign, and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

Shares

of stock represented by the within Certificate,

and do hereby irrevocably constitute and appoint	Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated
X

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED, GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.